As filed with the Securities and Exchange Commission on January  8, 1998

                                                      Registration No. 33-19924


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                          POST-EFFECTIVE AMENDMENT NO.1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                              ---------------------

                                  NITCHES, INC.
               (Exact name of issuer as specified in its charter)

        California                                        95-2848021
 (State of Incorporation)                     (IRS Employer Identification No.)

                              10280 Camino Santa Fe
                           San Diego, California 92121
               (Address of Principal Executive Offices) (Zip Code)


                           Steven P. Wyandt, President
                                  NITCHES, INC.
                              10280 Camino Santa Fe
                           San Diego, California 92121
                     (Address and name of agent for service)

                                 (619) 625-2633
          (Telephone number, including area code, of agent for service)
                              ---------------------

               BEEBA'S CREATIONS, INC. INCENTIVE STOCK OPTION PLAN
                   AS AMENDED AND RESTATED NOVEMBER 17, 1987;
                            (Full title of the plans)
                              ---------------------

                                   Copies to:

                            JAMES A. MERCER III, Esq.
                      Luce, Forward, Hamilton & Scripps LLP
                           600 W. Broadway, Suite 2600
                           San Diego, California 92101
                              ---------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


                                EXPLANATORY NOTE

         Nitches, Inc., a California corporation formerly known as Beeba's Creations, Inc.("Registrant") hereby files this Post- Effective Amendment No. 1 to its Registration Statement on Form S-8 (Registration No. 33-19924) (the
"Third Registration Statement") for the purposes of removing from registration under Securities Act of 1933, as amended, an aggregate of 291,271 shares of the Registrant's common stock ("Common Stock"), no par value, which were unsold under this Third Registration Statement and were subsequently registered under the Registrant's Registration Statement on Form S-8 (Registration No. 33-33293).

         The Registrant originally filed on July 29, 1986, its Registration Statement on Form S-8 (Registration No. 33-7599) with the Securities and Exchange Commission (the "Registration Statement") to register 134,998 shares of Common Stock reserved by the Registrant for offering pursuant to the BEEBA'S CREATIONS, INC. INCENTIVE STOCK OPTION PLAN (the "Plan"). The Registrant subsequently filed on December 29, 1986 a Registration Statement on Form S-8 (Registration No. 33-11007) to register an additional 150,000 shares of Common Stock issuable under the Plan (the "Second Registration Statement"). The Registrant then filed on February 9, 1988 the Registration Statement on Form S-8 (Registration No. 33-19924) to cover the shares of Common Stock under the Registration Statement, the Second Registration Statement and an additional 150,000 shares issued for issuance under the Plan (the "Third Registration Statement). Finally, on February 16, 1990 the Registrant filed its Registration Statement on Form S-8 (Registration No. 33-33293) (the "Fourth Registration Statement") to register the shares of Common Stock covered by the Registration Statement, the Second Registration Statement, this Third Registration Statement as well as an additional 150,000 shares of Common Stock to be issued under a separate Executive Option Plan.

         At the time of the filing of the Fourth Registration Statement, the Registrant had issued a total of 143,727 shares of the original 434,998 shares of Common Stock registered under the Third Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act cf 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, and State California, on this 8th day of January, 1998.

                                         NITCHES, INC.


                                         By:\s\ STEVEN P. WYANDT
                                            -----------------------------------
                                            Steven P. Wyandt, President
                                            and Chief Executive Officer